                                                                     EXHIBIT 4.1

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF SUCH LAWS, OR IF, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO ALLOY ONLINE, INC., AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. THIS LEGEND SHALL BE ENDORSED UPON ANY WARRANT ISSUED IN EXCHANGE FOR THIS WARRANT.

                         WARRANT TO PURCHASE SHARES OF
                   COMMON STOCK, PAR VALUE $.01 PER SHARE, OF
                               ALLOY ONLINE, INC.


No.: W-__                                                        July 18, 2000

     THIS CERTIFIES THAT, SWI Holdings, LLC ("Holder") or its registered assigns, for value received, is entitled to purchase, on the terms and subject to the conditions hereinafter set forth, from Alloy Online, Inc., a Delaware corporation (the "Company"), at any time, and from time to time, during the period beginning on the date hereof and ending at 5:00 p.m. local New York, New York time on the date which is exactly fifteen (15) months after the date hereof (the "Expiration Date"), that number of shares (the "Warrant Shares") of common stock, par value one cent ($0.01) per share, of the Company (the "Common Stock"), if any, as is determined in accordance with the provisions of Section 2 hereof. This Warrant is issued pursuant to the provisions of the Agreement and Plan of Reorganization Agreement dated as of the date hereof by and among the Company, Holder, Alloy Acquisition Sub, Inc. and Kubic Marketing, Inc. (the "Reorganization Agreement").

     SECTION 1. EXERCISE PRICE. The exercise price per Warrant Share at which this Warrant (the "Warrant") may be exercised shall be $0.01 per share (the "Exercise Price"), as adjusted from time to time in accordance with the provisions of Section 4 hereof.

     SECTION 2.  EXERCISE OF WARRANT.

     2.1.  Number of Warrant Shares for Which Warrant is Exercisable.
           ---------------------------------------------------------

     (a)   Number and Type of Shares.  The number of Warrant Shares for which
           -------------------------
this Warrant may be exercised at any time prior to its expiration shall be equal to the lesser of the quotient of the Minimum Value (as defined below) or the Alternative Minimum Value (as defined below) divided by the average closing sale price of the Common Stock as quoted on the NASDAQ National Market System for the thirty (30) trading days ending on the date which is exactly one (1) year after the date hereof (the "Anniversary Date"), which Warrant shall be exercisable, if at all, only during the period beginning on the Anniversary Date and ending on the Expiration Date. The Minimum Value shall be determined as follows: on the date which is exactly one (1) month after the date hereof (the "Month Anniversary Date"), and on each subsequent monthly anniversary date thereafter up to and including the Anniversary Date, the

Company shall calculate a monthly balance (each, a "Monthly Balance"), which shall be equal to (a) the average closing sale price of the Common Stock as quoted on the NASDAQ National Market System for each of the trading days in such monthly period multiplied by (b) the quotient of (i) the number of Merger Shares (as defined in the Reorganization Agreement) issued to the Holder on the Closing Date divided by (ii) 12, which quotient shall initially be 260,509 (the "Monthly Balance Shares"), and which quotient shall be increased by 1/12 of the Additional Merger Shares upon determination of the Final Revised Amount (as defined in the Reorganization Agreement) pursuant to Section 8.6 of the Reorganization Agreement. The Parent shall deliver a copy of such calculation to the registered Warrant holder. Promptly after the Anniversary Date, the Company shall calculate the "Minimum Value," which shall be equal to $21,000,000 less the sum of the twelve (12) Monthly Balances, and shall deliver a copy of such calculation to the registered Warrant holder; provided, that if on the Anniversary Date the sum of the Monthly Balances exceeds $21,000,000, this Warrant shall be deemed to have expired unexercised and shall have no further force or effect; and provided further that in the event of an Excess Sales Month, the Company shall calculate the Alternative Minimum Value pursuant to subsection (b) below.

     (b) Alternative Minimum Value.  The Alternative Minimum Value shall be
         -------------------------
calculated in the event that Holder in any month commencing on the Month Anniversary Date up to and including the month ending the Anniversary Date sells a number of shares of Common Stock in excess of the number of Monthly Balance Shares (an "Excess Sales Month"). Upon the occurrence of an Excess Sales Month, the Monthly Balance for such Excess Sales Month will be calculated as set forth in the paragraph above and the number of Monthly Balance Shares shall be defined as the "Monthly Entitlement Amount". In any Excess Sales Month, the Monthly Balance shall be equal to the gross proceeds received in respect of all sales of Merger Shares in such month. The Monthly Balances for the remaining months up to and including the month ending on the Anniversary Date, provided that none of these months are New Excess Sales Months (as defined below), shall be equal to
(a) the average closing sale price of the Common Stock as quoted on the NASDAQ National Market System for each of the trading days in such monthly period multiplied by (b) the quotient of (i) the total number of Merger Shares less (x) the aggregate of the prior Monthly Entitlement Amounts and (y) the number of Merger Shares sold in the Excess Sales Month, divided by (ii) the number of months remaining until the month ending on the Anniversary Date (the "New Monthly Entitlement Amount"). A "New Excess Sales Month" will occur in the event that Holder sells in excess of the New Monthly Entitlement Amount of shares of Common Stock in any month up to and including the month ending on the Anniversary Date. In the event of a New Excess Sales Month, the remaining Monthly Balances will be calculated in accordance with this paragraph, substituting the New Monthly Entitlement Amount for the prior Monthly Entitlement Amount. If any Excess Sales Month shall have occurred, then promptly after the Anniversary Date, the Company shall calculate the "Alternative Minimum Value," which shall be equal to $21,000,000 less the sum of the twelve (12) Monthly Balances calculated pursuant to (i) this subsection (b) and (ii) under subsection (a) for all months prior to the Excess Sales Month, and shall deliver a copy of such calculation to the registered Warrant holder; provided, that if on the Anniversary Date the sum of the Monthly Balances exceeds $21,000,000, this Warrant shall be deemed to have expired unexercised and shall have no further force or effect. Nothwithstanding anything contained herein to the contrary, if all holders of Merger Shares realize aggregate gross proceeds from sales of the Common Stock of

$21,000,000 or more prior to the Anniversary Date, this Warrant shall be deemed to have expired unexercised and shall have no further force or effect. The Company shall not be required to issue any Warrant Shares hereunder if the sum of the number of Warrant Shares to be issued hereunder, plus all Merger Shares issued pursuant to the Reorganization Agreement would exceed 19.9% of the number of shares outstanding prior to issuance of the Merger Shares unless and until the Company shall have received approval of its stockholders (not including the holders of the Merger Shares); provided that the period during which the Warrant may be exercised shall be extended by any period during which the Warrant can not be exercised pursuant to the terms of this sentence. Notwithstanding anything contained herein to the contrary, however, if the exercise of all or any portion of this Warrant would require the Company to obtain the approval of its stockholders prior to issuing and listing on the primary trading market for the Common Stock the shares of Common Stock to be issued upon the exercise hereof, the Company may elect, upon notice to the registered holder hereof given at any time prior to the Anniversary Date (a "Redemption Notice"), to redeem all or a portion of the Warrant for a cash amount, equal in the aggregate, to all or a portion of the Minimum Value or Alternative Minimum Value, as applicable, provided that no such redemption would disqualify the Merger from treatment as a tax free "reorganization" under the Code. Any such redemption shall be consummated in the manner set forth in subsection (b) hereof.

     (c) Redemption. Upon delivery of a Redemption Notice, this Warrant shall be redeemed, in whole or in part, as specified in the Redemption Notice, on that date which is exactly one year and one month after the date hereof (the "Redemption Date") as follows:

          (i) Redemption Price. The "Redemption Price" shall be, with respect to each share into which this Warrant shall be exercisable and in respect of which this Warrant is to be redeemed, an amount equal to the difference between
(x) $0.01 per share and (y) the average closing sale price of the Common Stock as quoted on the NASDAQ National Market System for the thirty (30) trading days ending on the Anniversary Date (the "Stipulated Price").

          (ii) Mechanics of Redemption. The Redemption Notice shall be given by the Company by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, to each holder of record (at the close of business on the business day next preceding the day on which the Redemption Notice is given) notifying such holder of the redemption and specifying the Redemption Price, the Redemption Date, the number of Warrant Shares to be redeemed from such holder (computed on a pro rata basis in accordance with the number of such shares into which all Warrants held by all holders thereof are exercisable) and the place where said Redemption Price shall be payable. The Redemption Notice shall be addressed to each holder at his address as shown by the records of the Company. From and after the close of business on a Redemption Date, unless there shall have been a default in the payment of the Redemption Price, all rights of holders of this Warrant to exercise it into Warrant Shares which have been so redeemed (except the right to receive the Redemption Price) shall cease on such Redemption Date.

          (iii) Funds. On or prior to the Redemption Date, the Company shall deposit the Redemption Price for all shares into which the Warrant shall be exercisable which are being redeemed with a bank or trust company as a trust fund for the benefit of the respective holders of the shares into which the Warrant shall be exercisable designated for redemption, with irrevocable instructions and authority to the bank or trust company to pay the Redemption Price for such shares to their respective Warrant holders on or after the Redemption Date upon receipt of notification from the Company that such holder has surrendered his, her or its Warrant to the Company for redemption. As of the date of such deposit (even if prior to the Redemption
Date), the deposit shall constitute full payment of the Redemption Price, and from and after the date of the deposit the Warrant shall no longer be exercisable for the shares into which the Warrant was exercisable so called for redemption, and the holder of this Warrant shall have no rights with respect thereto except the right to receive from the bank or trust company payment of the Redemption Price therefor, without interest, upon surrender of their Warrant. The balance of any monies deposited by the Company pursuant to this subsection (iii) remaining unclaimed at the expiration of the first anniversary of the Redemption Date shall thereafter be returned to the Company upon its request in a resolution of its Board of Directors.

     2.2. Procedure for Exercise of Warrant.
          ---------------------------------

     (a) To exercise this Warrant in whole or in part, the Holder shall deliver to the Company, at its principal executive office (or such other office of the Company in the United States as the Company may designate by notice in writing to the Holder) on or prior to 5:00 p.m. local New York, New York time on the Expiration Date, (i) the Warrant Certificate attached hereto completed to specify the number of Warrant Shares as to which the Holder is electing to exercise under this Warrant, (ii) consideration in an amount equal to the aggregate Exercise Price of the Warrant Shares being purchased, consisting of cash or a certified or official bank check, payable to the order of the Company, and (iii) if this Warrant is being exercised in whole or the last fraction of this Warrant is being exercised, this Warrant.

     2.3  Transfer Restriction Legend.  This Warrant and each certificate for
          ---------------------------
Warrant Shares initially issued upon exercise of this Warrant, unless at the time of exercise such Warrant Shares are registered under the Securities Act of 1933, as amended (the "Act"), shall bear the following legend (and any additional legend required by any securities exchange upon which such Warrant Shares may, at the time of such exercise, be listed and any applicable state securities administration or commission) on the face thereof:

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF SUCH LAWS, OR IF, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO ALLOY ONLINE, INC., AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

     2.4  Acknowledgment of Continuing Obligation.  The Company will, at the
          ---------------------------------------
time of the exercise of this Warrant, in whole or in part, upon request of the Holder, acknowledge in writing its continuing obligation to the Holder in respect of any rights to which the Holder shall continue to be entitled after such exercise in accordance with this Warrant, provided, that the failure of the

Holder to make any such request shall not affect the continuing obligation of the Company to the Holder in respect of such rights.

     2.5  Investment Representation.  The Holder of this Warrant, by acceptance
          -------------------------
hereof, acknowledges that (i) the Holder is an "accredited investor" within the definition of Regulation D of the Act, (ii) this Warrant and, upon exercise, the Warrant Shares, are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and (iii) the Holder will not offer, sell, transfer, assign or otherwise dispose of this Warrant or the Warrant Shares issued upon exercise hereof, unless registered under the Act and applicable state securities laws or pursuant to an opinion of counsel reasonably satisfactory to the Company that an exemption from registration under such laws is available. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm, in writing, in a form reasonably satisfactory to the Company, that the Warrant Shares so purchased are being acquired solely for the Holder's own account and not as a nominee for any party for investment.

     2.6  Registration Rights.  The shares of Common Stock issuable upon the
          -------------------
exercise of this Warrant are entitled to registration rights granted in and pursuant to that Registration Rights Agreement of even date herewith by and between the Company, the Holder and the other parties named therein.

     SECTION 3.  OWNERSHIP, TRANSFER.

          3.1  Ownership of this Warrant.  The Company may deem and treat the
               -------------------------
person in whose name this Warrant is registered as the Holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in this Section 3.

          3.2  Exchange, Transfer and Replacement.  This Warrant is exchangeable
               ----------------------------------
upon the surrender hereof by the Holder to the Company at its office or agency for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of Warrant Shares purchasable hereunder, each of such new Warrants to represent the portion of this Warrant exchanged as shall be designated by the Holder at the time of such surrender. Subject to the terms of this Warrant, this Warrant and all rights hereunder are transferable in whole or in part upon the books of the Company by the Holder in person or by duly authorized attorney, and a new Warrant shall be made and delivered by the Company, of the same tenor as this Warrant but registered in the name of the transferee, upon surrender of this Warrant duly endorsed at said office or agency of the Company. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange, transfer or replacement. The Company shall pay all expenses, taxes (other than stock transfer taxes and income taxes) and other charges payable in connection with the preparation, execution and delivery of Warrant Shares pursuant to this
Section 3. Notwithstanding the foregoing, this Warrant may not be transferred to any Person other than pursuant to the Investment Representation and Lock-Up Agreement dated as of the date hereof by and between the Company and the Holder.

     SECTION 4. REORGANIZATION, RECLASSIFICATION, RECAPITALIZATION, CONSOLIDATION, MERGER OR SALE. If any capital reorganization, reclassification or recapitalization of the capital stock of the Company, or consolidation or merger of the Company, or sales of all or substantially all of its assets to another entity, shall be effected in such a way that holders of any of the Warrant Shares would, if this Warrant were exercised prior to the effective date thereof, be entitled to receive stock, securities, cash or assets with respect to or in exchange for any of such Warrant Shares, then, as a condition of such reorganization, reclassification, recapitalization, consolidation, sale or merger, lawful and adequate provisions shall be made whereby each holder of this Warrant shall thereupon be entitled to receive, upon the exercise hereof and upon the basis and upon the terms and conditions specified herein and in lieu of the Warrant Shares, such shares of stock, securities, cash or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of any of the Warrant Shares equal to the number of shares as would have been received upon exercise of this Warrant at the Exercise Price then in effect immediately before such reorganization, reclassification, recapitalization, consolidation, sale or merger, and in any such case appropriate provisions shall be made with respect to the rights and interests of the holders to the end that the provisions hereof (including without limitation provisions for adjustments of the applicable Exercise Price) shall thereafter be applicable, as nearly as may be practicable, in relation to any rights to acquire or shares of stock or securities delivered to holders in connection with such reorganization, reclassification, recapitalization, consolidation, sale or merger. Prior to the consummation of any consolidation or merger or sale of assets of the Company, the successor corporation resulting from such consolidation or merger, or the purchaser of such assets, shall agree in writing to be bound by the provisions hereof. Before taking any action that would cause an adjustment reducing the Exercise Price below the then-existing par value of the shares of any of the Warrant Shares issuable upon exercise of this Warrant, the Company shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Warrant Shares at such adjusted Exercise Price.

     SECTION 5. COVENANTS OF THE COMPANY. The Company hereby covenants and agrees that:

     5.1. Reservation of Shares.  The Company will reserve and set apart and
          ---------------------
have at all times, free from pre-emptive rights, a number of shares of authorized but unissued Common Stock deliverable upon the exercise of the Warrant, and any other rights or privileges provided for herein sufficient to enable it at any time to fulfill all its obligations hereunder.

     5.2. Avoidance of Certain Actions. The Company will not, by amendment of
          ----------------------------
its organizational documents or through any reorganization, transfer of assets, consolidation, merger, issue or sale of securities or otherwise, avoid or take any action which would have the effect of avoiding the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in carrying out all of the provisions of this Warrant and in taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant.

     5.3. Governmental Approvals.  If any Warrant Shares required to be reserved
          ----------------------
for the purposes of exercise of this Warrant require registration with or approval of any governmental authority under any Federal law (other than the Act) or under any state law before such Warrant Shares may be issued upon exercise of this Warrant, the Company will, at its expense, as expeditiously as possible, use its best efforts to cause such shares to be duly registered or approved, as the case may be.

     5.4. Binding on Successors.  This Warrant shall be binding upon any entity
          ---------------------
succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

     SECTION 6.  NOTIFICATIONS BY THE COMPANY.  In case at any time:

               (a) there shall be proposed any transaction of a type referred to in Section 4 hereof, or

               (b) there shall be proposed a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of such cases, the Company shall give written notice to the Holder of the date on which (i) the books of the Company shall close or a record shall be taken for such dividend, distribution, subscription rights, or other transaction, and (ii) such reorganization, reclassification, consolidation, merger, sale, dissolution, other transaction, liquidation or winding-up shall take place, as the case may be. Such written notice shall be given not less than five (5) business days prior to the taking of the action in question.

     SECTION 7. NOTICES. Any notice or other document required or permitted to be given or delivered to the Holder shall be delivered at, or sent by certified or registered mail to the Holder at the address listed in the stock records of the Company or to such other address as shall have been furnished to the Company in writing by such Holder in accordance herewith. Any notice or other document required or permitted to be given or delivered to the Company shall be delivered at, or sent by certified or registered mail to, the principal office of the Company, Attention: President or such other name or address as shall have been furnished to the Holder by the Company in accordance herewith.

     SECTION 8. LIMITATION OF LIABILITY. No provision hereof, in the absence of affirmative action by the Holder to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

     SECTION 9. GOVERNING LAW. This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to its conflicts of laws provisions.

     SECTION 10. MISCELLANEOUS. No term of this Warrant may be amended, except with the joint written consent of the Holder and the Company. The headings in this Warrant are for purposes of reference only and shall not affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, Alloy Online, Inc. has caused this Warrant to be signed by its duly authorized officer on the date first written above.


                                              ALLOY ONLINE, INC.



                                              By: /s/ Matthew C. Diamond
                                                  ----------------------
                                              Name: Matthew C. Diamond
                                              Title: Chief Executive Officer

                                   ASSIGNMENT

           TO BE EXECUTED BY THE REGISTERED HOLDER IF IT DESIRES AND
                 IS PERMITTED TO TRANSFER THE WITHIN WARRANT OF

                               ALLOY ONLINE, INC.


     FOR VALUE RECEIVED, ____________________ hereby sells, assigns and transfers unto ______________________ the right to purchase ___________ of the number of shares of Common Stock covered by the within Warrant, and does hereby irrevocably constitute and appoint ___________________, attorney to transfer the Warrant on the books of the Company with full power of substitution. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Warrant to which this Assignment is attached.


Signature:________________________________(SEAL)

Address: _________________________________

         _________________________________


Dated:_________________



In the presence of:                             [Name of Institution]


_________________                               By:_____________________________



                                    NOTICE:

     The signature to the foregoing Assignment must correspond to the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                              WARRANT CERTIFICATE

                    TO BE EXECUTED BY THE REGISTERED HOLDER
                IF IT DESIRES TO EXERCISE THE WITHIN WARRANT OF

                               ALLOY ONLINE, INC.


     The undersigned hereby irrevocably exercises the right to purchase _________ shares of Common Stock, obtainable by exercise of the within Warrant, according to the conditions thereof and herewith makes payment of the Exercise Price in the amount of $___________ for such shares in full. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Warrant to which this Warrant Certificate is attached.


                              Signature:_________________________(SEAL)

                              Address:___________________________

                                      ___________________________

Dated:_____________________


In the presence of:                   [Name of Institution]

___________________________           By:_________________________________